Exhibit 99

Accenture Reports Very Strong Fourth-Quarter and Full-Year Fiscal 2022 Results

-- For the fourth quarter, revenues increase 15% in U.S. dollars and 22.4% in local currency, to $15.4 billion; operating margin expands 10 basis points to 14.7%; EPS increase 18% to $2.60 --

-- For full fiscal year, revenues are $61.6 billion, a record increase of 22% in U.S. dollars and 26% in local currency; operating margin expands 10 basis points to 15.2 --

-- For full fiscal year, EPS are $10.71, a 17% increase from $9.16 for fiscal 2021 and a 22% increase from adjusted fiscal 2021 EPS of $8.80, which excluded $0.36 in gains on an investment --

-- Free cash flow is $3.6 billion for fourth quarter and a record $8.8 billion for full year --

-- New bookings are $18.4 billion for fourth quarter and a record $71.7 billion for full year, a 21% increase in U.S. dollars and 25% increase in local currency over full-year fiscal 2021 new bookings --

-- 15% increase in quarterly dividend to $1.12 per share; Board of Directors approves $3.0 billion of additional share repurchase authority --

-- For fiscal year 2023, Accenture expects revenue growth of 8% to 11% in local currency and diluted EPS of $11.09 to $11.41 --

NEW YORK; Sept. 22, 2022 — Accenture (NYSE: ACN) reported financial results for the fourth quarter and full fiscal year ended Aug. 31, 2022.

For the fourth quarter, revenues were $15.4 billion, an increase of 15% in U.S. dollars and 22.4% in local currency compared with the fourth quarter of fiscal 2021. Diluted earnings per share were $2.60, an 18% increase from $2.20 last year. Operating margin for the fourth quarter of fiscal 2022 was 14.7%, an expansion of 10 basis points from the fourth quarter of fiscal 2021. Operating cash flow was $3.8 billion and free cash flow was $3.6 billion. New bookings were $18.4 billion.

For the full fiscal year, revenues were $61.6 billion, a record increase of 22% in U.S. dollars and 26% in local currency compared with fiscal 2021. Diluted earnings per share increased 17% to $10.71 from $9.16 last year, which included gains on an investment of $0.36. Excluding these pre-tax gains, EPS increased 22% from adjusted EPS of $8.80 in fiscal 2021. Operating margin for fiscal 2022 was 15.2%, an expansion of 10 basis points. Operating cash flow for fiscal 2022 was $9.5 billion and free cash flow was a record $8.8 billion. New bookings were a record $71.7 billion.

Julie Sweet, chair and CEO, Accenture, said, “Our exceptional performance in fiscal 2022 is a testament to our ability to create enduring 360° Value for all our stakeholders: clients, people, shareholders, partners and communities. The depth, breadth and relevance of our services uniquely position us to help our clients achieve resilience, agility and growth across every part of the enterprise. Records across all financial metrics - new bookings, revenues, EPS and cash flow, reflect the continued successful execution of our growth strategy. We delivered these results while proudly making progress on our sustainability goals, including advancing inclusion and diversity; exceeding 85% renewable electricity use in our offices and centers globally; and continuing to make a positive impact on the communities where we work and live. I want to thank our 721,000 incredibly talented people, whose dedication and passion make us a trusted partner to our clients as we help them embrace today’s accelerated pace of change.”

Financial Review

Fourth Quarter Fiscal 2022

Revenues for the fourth quarter of fiscal 2022 were $15.4 billion, compared with $13.4 billion for the fourth quarter of fiscal 2021, an increase of 15% in U.S. dollars and 22.4% in local currency and at the upper end of the company’s guided range of $15.0 billion to $15.5 billion. The foreign-exchange impact for the quarter was approximately negative 7.5%, compared with the assumption of a negative 8% impact provided in the company’s third-quarter earnings release.

•Consulting revenues were $8.33 billion, an increase of 14% in U.S. dollars and 22% in local currency compared with the fourth quarter of fiscal 2021.

•Outsourcing revenues were $7.09 billion, an increase of 16% in U.S. dollars and 23% in local currency compared with the fourth quarter of fiscal 2021.

Diluted EPS for the fourth quarter were $2.60, an increase of $0.40 or 18% from $2.20 for the fourth quarter last year. The $0.40 increase in EPS reflects:

•a $0.36 increase from higher revenue and operating results;
•a $0.02 increase from lower non-operating expense;
•a $0.02 increase from a lower share count; and
•a $0.01 increase from a lower effective tax rate;

partially offset by

•a $0.01 decrease from higher non-controlling interests.

Gross margin (gross profit as a percentage of revenues) for the fourth quarter was 32.1%, compared with 33.3% for the fourth quarter of fiscal 2021. Selling, general and administrative (SG&A) expenses for the fourth quarter were $2.68 billion, or 17.4% of revenues, compared with $2.51 billion, or 18.7% of revenues, for the fourth quarter of fiscal 2021.
Operating income for the fourth quarter of fiscal 2022 was $2.27 billion, or 14.7% of revenues, compared with $1.96 billion, or 14.6% of revenues, for the fourth quarter of fiscal 2021. Operating margin for the fourth quarter of fiscal 2022 expanded 10 basis points.

The company’s effective tax rate for the fourth quarter was 24.6%, compared with 25.0% for the fourth quarter of fiscal 2021. Net income for the quarter was $1.69 billion, compared with $1.44 billion for the fourth quarter of fiscal 2021. Operating cash flow for the fourth quarter was $3.79 billion, and property and equipment additions were $177 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $3.61 billion. For the same period of fiscal 2021, operating cash flow was $2.44 billion, property and equipment additions were $236 million, and free cash flow was $2.20 billion.

Days services outstanding, or DSOs, were 43 days at Aug. 31, 2022, compared with 38 days at Aug. 31, 2021.

Accenture’s total cash balance at Aug. 31, 2022 was $7.9 billion, compared with $8.2 billion at Aug. 31, 2021.

New Bookings

New bookings for the fourth quarter were $18.4 billion, an increase of 22% in U.S. dollars and 31% in local currency from the fourth quarter last year.

•Consulting new bookings were $8.4 billion, or 46% of total new bookings.

•Outsourcing new bookings were $9.9 billion, or 54% of total new bookings.

Revenues by Geographic Market

Revenues by geographic market for the fourth quarter were as follows:

•North America: $7.52 billion, an increase of 18% in both U.S. dollars and local currency compared with the fourth quarter of fiscal 2021.

•Europe: $4.80 billion, an increase of 12% in U.S. dollars and 26% in local currency compared with the fourth quarter of fiscal 2021.

•Growth Markets: $3.10 billion, an increase of 13% in U.S. dollars and 26% in local currency compared with the fourth quarter of fiscal 2021.

Revenues by Industry Group

Revenues by industry group for the fourth quarter were as follows:

•Communications, Media & Technology: $3.08 billion, an increase of 16% in U.S. dollars and 23% in local currency compared with the fourth quarter of fiscal 2021.

•Financial Services: $2.94 billion, an increase of 13% in U.S. dollars and 22% in local currency compared with the fourth quarter of fiscal 2021.

•Health & Public Service: $2.89 billion, an increase of 15% in U.S. dollars and 19% in local currency compared with the fourth quarter of fiscal 2021.

•Products: $4.48 billion, an increase of 16% in U.S. dollars and 25% in local currency compared with the fourth quarter of fiscal 2021.

•Resources: $2.03 billion, an increase of 13% in U.S. dollars and 21% in local currency compared with the fourth quarter of fiscal 2021.

Full Year Fiscal 2022

Revenues for the full 2022 fiscal year were $61.6 billion, compared with $50.5 billion for fiscal 2021, an increase of 22% in U.S. dollars and 26% in local currency. Revenues for fiscal 2022 reflect a foreign-exchange impact of approximately negative 4% compared with fiscal 2021.

•Consulting revenues were $34.1 billion, an increase of 25% in U.S. dollars and 29% in local currency compared with fiscal 2021.

•Outsourcing revenues were $27.5 billion, an increase of 19% in U.S. dollars and 22% in local currency compared with fiscal 2021.

Diluted EPS for the full 2022 fiscal year were $10.71, an increase of 17% from $9.16 for fiscal 2021. Excluding pre-tax gains on an investment of $271 million, or $0.36 per share in fiscal 2021, diluted EPS increased 22% in fiscal 2022, from adjusted EPS of $8.80 in fiscal 2021. The $1.91 increase in EPS reflects:

•a $2.08 increase from higher revenue and operating results;
•a $0.06 increase from lower other non-operating expense; and
•a $0.05 increase from a lower share count;

partially offset by

•a $0.15 decrease from the loss on the disposition of the company’s business in Russia;
•a $0.10 decrease from a higher effective tax rate; and
•a $0.03 decrease from higher non-controlling interests.

Gross margin (gross profit as a percentage of revenues) for fiscal 2022 was 32.0%, compared with 32.4% for fiscal 2021. Selling, general and administrative (SG&A) expenses for the full fiscal year were $10.33 billion, or 16.8% of revenues, compared with $8.74 billion, or 17.3% of revenues, for fiscal 2021.

Operating income for the full fiscal year was $9.37 billion, or 15.2% of revenues, compared with $7.62 billion, or 15.1% of revenues, in fiscal 2021.

Accenture’s annual effective tax rate for fiscal 2022 was 24.0%, compared with 22.8% in fiscal 2021. Excluding the investment gains of $271 million and the related tax expense of $41.4 million, the effective tax rate for fiscal 2021 was 23.1%.

Net income for the full fiscal year was $6.99 billion, compared with $5.99 billion in fiscal 2021.

For the full 2022 fiscal year, operating cash flow was $9.54 billion, and property and equipment additions were $718 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $8.82 billion. For fiscal 2021, operating cash flow was $8.98 billion, property and equipment additions were $580 million, and free cash flow was $8.40 billion.

New Bookings

New bookings for the full fiscal year were $71.7 billion, an increase of 21% in U.S. dollars and 25% in local currency from fiscal 2021.

•Consulting new bookings were $37.9 billion, or 53% of total new bookings.

•Outsourcing new bookings were $33.9 billion, or 47% of total new bookings.

Revenues by Geographic Market

Revenues by geographic market for the full fiscal year were as follows:

•North America: $29.12 billion, an increase of 23% in both U.S. dollars and local currency compared with fiscal 2021.

•Europe: $20.26 billion, an increase of 21% in U.S. dollars and 29% in local currency compared with fiscal 2021.

•Growth Markets: $12.21 billion, an increase of 21% in U.S. dollars and 29% in local currency compared with fiscal 2021.

Revenues by Industry Group

Revenues by industry group for the full fiscal year were as follows:

•Communications, Media & Technology: $12.20 billion, an increase of 24% in U.S. dollars and 28% in local currency compared with fiscal 2021.

•Financial Services: $11.81 billion, an increase of 19% in U.S. dollars and 24% in local currency compared with fiscal 2021.

•Health & Public Service: $11.23 billion, an increase of 18% in U.S. dollars and 20% in local currency compared with fiscal 2021.

•Products: $18.28 billion, an increase of 27% in U.S. dollars and 32% in local currency compared with fiscal 2021.

•Resources: $8.08 billion, an increase of 18% in U.S. dollars and 22% in local currency compared with fiscal 2021.

Returning Cash to Shareholders

Accenture continues to return cash to shareholders through cash dividends and share repurchases. In fiscal 2022, the company returned $6.57 billion to shareholders, including $2.46 billion in cash dividends and $4.12 billion in share repurchases.

Dividend

On Aug. 15, 2022, a quarterly cash dividend of $0.97 per share was paid to shareholders of record at the close of business on July 14, 2022. These cash dividend payments totaled
$614 million, bringing dividend payments for the full year to $2.46 billion, compared with $2.24 billion in fiscal 2021.

Accenture plc has declared a quarterly cash dividend of $1.12 per share, for shareholders of record at the close of business on Oct. 13, 2022. This dividend, which is payable on Nov. 15, 2022, represents a 15% increase over the company’s previous quarterly dividend.

Share Repurchase Activity

During the fourth quarter of fiscal 2022, Accenture repurchased or redeemed 2.1 million shares, including 2.0 million shares repurchased in the open market, for a total of $605 million. This brought total share repurchases and redemptions for the full fiscal year to 12.2 million shares, including 9.6 million shares repurchased in the open market, for a total of $4.12 billion.

The company’s Board of Directors has approved $3.0 billion in additional share repurchase authority, bringing Accenture’s total outstanding authority to approximately $6.1 billion.

At Aug. 31, 2022, Accenture had approximately 632 million total shares outstanding.

Business Outlook

First Quarter Fiscal 2023

Accenture expects revenues for the first quarter of fiscal 2023 to be in the range of $15.2 billion to $15.75 billion, an increase of 10% to 14% in local currency, reflecting the company’s assumption of an approximately negative 8.5% foreign-exchange impact compared with the first quarter of fiscal 2022.

Fiscal Year 2023

Accenture’s business outlook for the full 2023 fiscal year assumes that the foreign-exchange impact on its results in U.S. dollars will be approximately negative 6% compared with fiscal 2022.

For fiscal 2023, the company expects revenue growth to be in the range of 8% to 11% in local currency.

Accenture expects operating margin for the full fiscal year to be in the range of 15.3% to 15.5%, an expansion of 10 to 30 basis points from fiscal 2022.

The company expects its annual effective tax rate to be in the range of 23% to 25%.

The company expects diluted EPS to be in the range of $11.09 to $11.41, an increase of 4% to 7% over FY22 diluted EPS.

For fiscal 2023, the company expects operating cash flow to be in the range of $8.5 billion to $9.0 billion; property and equipment additions to be $800 million; and free cash flow to be in the range of $7.7 billion to $8.2 billion.

The company expects to return at least $7.1 billion in cash to shareholders through dividends and share repurchases.

360° Value Reporting

Accenture’s goal is to create 360° value for our clients, people, shareholders, partners, and communities. To enhance transparency and provide a comprehensive view for all stakeholders, we have combined our financial and environmental, social and governance (ESG) reporting into a digital-first experience. To access our goals, progress and performance, please visit the Accenture 360° Value Reporting Experience (www.accenture.com/reportingexperience).

Conference Call and Webcast Details

Accenture will host a conference call at 8:00 a.m. EDT today to discuss its fourth-quarter and fiscal year 2022 financial results. To participate, please dial +1 (877) 692-8955 [+1 (234) 720-6979 outside the United States, Puerto Rico and Canada] and enter access code 9024690 approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accenture Web site at www.accenture.com.

A replay of the conference call will be available at www.accenture.com beginning at 11:00 a.m. EDT today, Sept. 22, and continuing through Friday, Dec. 16, 2022. The replay will also be available via telephone by dialing +1 (866) 207-1041 [+1 (402) 970-0847 outside the United States, Puerto Rico and Canada] and entering access code 4002764 from 11:00 a.m. EDT today, Sept. 22, through Friday, Dec. 16, 2022.

About Accenture

Accenture is a global professional services company with leading capabilities in digital, cloud and security. Combining unmatched experience and specialized skills across more than 40 industries, we offer Strategy and Consulting, Technology and Operations services and Accenture Song — all powered by the world’s largest network of Advanced Technology and Intelligent Operations centers. Our 721,000 people deliver on the promise of technology and human ingenuity every day, serving clients in more than 120 countries. We embrace the power of change to create value and shared success for our clients, people, shareholders, partners and communities. Visit us at www.accenture.com.]

Non-GAAP Financial Information

This news release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. Financial results “in local currency” are calculated by restating current-period activity into U.S. dollars using the comparable prior-year period’s foreign-currency exchange rates. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that the non-GAAP financial measures herein are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP. Accenture provides full-year revenue guidance on a local-currency basis and not in U.S. dollars because the impact of foreign exchange rate fluctuations could vary significantly from the company’s stated assumptions.

Forward-Looking Statements

Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. These risks include, without limitation, risks that: Accenture’s results of operations have been, and may in the future be, adversely affected by volatile, negative or uncertain economic and political conditions, including the invasion of Ukraine by Russia, the related sanctions and other measures that have been and continue to be imposed in response to this conflict, as well as the current inflationary environment, and the effects of these conditions on the company’s clients’ businesses and levels of business activity; Accenture faces legal, reputational and financial risks from any failure to protect client and/or company data from security incidents or cyberattacks; Accenture’s business depends on generating and maintaining ongoing, profitable client demand for the company’s services and solutions including through the adaptation and expansion of its services and solutions in response to ongoing changes in technology and offerings, and a significant reduction in such demand or an inability to respond to the evolving technological environment could materially affect the company’s results of operations; if Accenture is unable to match people and skills with client demand around the world and attract and retain professionals with strong leadership skills, the company’s business, the utilization rate of the company’s professionals and the company’s results of operations may be materially adversely affected; the COVID-19 pandemic has impacted Accenture’s business and operations, and the extent to which it will continue to do so and its impact on the company’s future financial results are uncertain; the markets in which Accenture operates are highly competitive, and Accenture might not be able to compete effectively; Accenture’s ability to attract and retain business and employees may depend on its reputation in the marketplace; if Accenture does not successfully manage and develop its relationships with key alliance partners or fails to anticipate and establish new alliances in new technologies, the company’s results of operations could be adversely affected; Accenture’s profitability could materially suffer if the company is unable to obtain favorable pricing for its services and solutions, if the company is unable to remain competitive, if its cost-management strategies are unsuccessful or if it experiences delivery inefficiencies or fail to satisfy certain agreed-upon targets or specific service levels; changes in Accenture’s level of taxes, as well as audits, investigations and tax proceedings, or changes in tax laws or in their interpretation or enforcement, could have a material adverse effect on the company’s effective tax rate, results of operations, cash flows and financial condition;

Accenture’s results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates; changes to accounting standards or in the estimates and assumptions Accenture makes in connection with the preparation of its consolidated financial statements could adversely affect its financial results; Accenture might be unable to access additional capital on favorable terms or at all and if the company raises equity capital, it may dilute its shareholders’ ownership interest in the company; as a result of Accenture’s geographically diverse operations and its growth strategy to continue to expand in its key markets around the world, the company is more susceptible to certain risks; if Accenture is unable to manage the organizational challenges associated with its size, the company might be unable to achieve its business objectives; Accenture might not be successful at acquiring, investing in or integrating businesses, entering into joint ventures or divesting businesses; Accenture’s business could be materially adversely affected if the company incurs legal liability; Accenture’s global operations expose the company to numerous and sometimes conflicting legal and regulatory requirements; Accenture’s work with government clients exposes the company to additional risks inherent in the government contracting environment; if Accenture is unable to protect or enforce its intellectual property rights or if Accenture’s services or solutions infringe upon the intellectual property rights of others or the company loses its ability to utilize the intellectual property of others, its business could be adversely affected; Accenture’s results of operations and share price could be adversely affected if it is unable to maintain effective internal controls; Accenture may be subject to criticism and negative publicity related to its incorporation in Ireland; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in Accenture plc’s most recent Annual Report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this news release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

###

Contacts:

Stacey Jones
Accenture Media Relations
+1 (917) 452-6561
stacey.jones@accenture.com

Angie Park
Accenture Investor Relations
+1 (703) 947-2401
angie.park@accenture.com

Accenture plc
Consolidated Income Statements
(In thousands of U.S. dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended				Year Ended
	August 31, 2022	% of Revenues	August 31, 2021	% of Revenues	August 31, 2022	% of Revenues	August 31, 2021	% of Revenues
REVENUES:
Revenues	$15,423,656	100.0%	$13,419,284	100.0%	$61,594,305	100.0%	$50,533,389	100.0%
OPERATING EXPENSES:
Cost of services	10,477,599	67.9%	8,953,068	66.7%	41,892,766	68.0%	34,169,261	67.6%
Sales and marketing	1,578,243	10.2%	1,514,969	11.3%	6,108,401	9.9%	5,288,237	10.5%
General and administrative costs	1,099,625	7.1%	992,558	7.4%	4,225,957	6.9%	3,454,362	6.8%
Total operating expenses	13,155,467		11,460,595		52,227,124		42,911,860
OPERATING INCOME	2,268,189	14.7%	1,958,689	14.6%	9,367,181	15.2%	7,621,529	15.1%
Interest income	23,087		9,722		45,133		33,365
Interest expense	(12,871)		(12,977)		(47,320)		(59,492)
Other (expense) income, net	(33,444)		(37,629)		(72,533)		165,714
Loss on disposition of Russia business	—		—		(96,294)		—
INCOME BEFORE INCOME TAXES	2,244,961	14.6%	1,917,805	14.3%	9,196,167	14.9%	7,761,116	15.4%
Income tax expense	552,576		480,382		2,207,207		1,770,571
NET INCOME	1,692,385	11.0%	1,437,423	10.7%	6,988,960	11.3%	5,990,545	11.9%
Net income attributable to noncontrolling interest in Accenture Canada Holdings Inc.	(1,770)		(1,538)		(7,348)		(6,539)
Net income attributable to noncontrolling interests – other (1)	(25,487)		(19,637)		(104,443)		(77,197)
NET INCOME ATTRIBUTABLE TO ACCENTURE PLC	$1,665,128	10.8%	$1,416,248	10.6%	$6,877,169	11.2%	$5,906,809	11.7%
CALCULATION OF EARNINGS PER SHARE:
Net income attributable to Accenture plc	$1,665,128		$1,416,248		$6,877,169		$5,906,809
Net income attributable to noncontrolling interest in Accenture Canada Holdings Inc. (2)	1,770		1,538		7,348		6,539
Net income for diluted earnings per share calculation	$1,666,898		$1,417,786		$6,884,517		$5,913,348
EARNINGS PER SHARE:
Basic	$2.63		$2.24		$10.87		$9.31
Diluted	$2.60		$2.20		$10.71		$9.16
WEIGHTED AVERAGE SHARES:
Basic	632,095,422		633,546,144		632,762,710		634,745,073
Diluted	640,914,760		645,287,973		642,839,181		645,909,042
Cash dividends per share	$0.97		$0.88		$3.88		$3.52

(1)     Comprised primarily of noncontrolling interest attributable to the noncontrolling shareholders of Avanade, Inc.
(2)     Diluted earnings per share assumes the exchange of all Accenture Canada Holdings Inc. exchangeable shares for Accenture plc Class A ordinary shares on a one-for-one basis. The income effect does not take into account “Net income attributable to noncontrolling interests — other,” since those shares are not redeemable or exchangeable for Accenture plc Class A ordinary shares.

Accenture plc
Summary of Revenues
(In thousands of U.S. dollars)
(Unaudited)

			Percent Increase U.S. Dollars	Percent Increase Local Currency

	Three Months Ended
	August 31, 2022	August 31, 2021
GEOGRAPHIC MARKETS
North America	$7,523,505	$6,388,827	18%	18%
Europe	4,803,237	4,299,673	12	26
Growth Markets	3,096,914	2,730,784	13	26
Total Revenues	$15,423,656	$13,419,284	15%	22%
INDUSTRY GROUPS (1)
Communications, Media & Technology	$3,081,007	$2,645,930	16%	23%
Financial Services	2,941,286	2,611,145	13	22
Health & Public Service	2,892,549	2,504,853	15	19
Products	4,478,375	3,854,900	16	25
Resources	2,030,439	1,802,456	13	21
Total Revenues	$15,423,656	$13,419,284	15%	22%
TYPE OF WORK
Consulting	$8,328,761	$7,305,307	14%	22%
Outsourcing	7,094,895	6,113,977	16	23
Total Revenues	$15,423,656	$13,419,284	15%	22%

	Year Ended		Percent Increase U.S. Dollars	Percent Increase Local Currency
	August 31, 2022	August 31, 2021
GEOGRAPHIC MARKETS
North America	$29,121,385	$23,701,341	23%	23%
Europe	20,263,550	16,749,484	21	29
Growth Markets	12,209,370	10,082,564	21	29
Total Revenues	$61,594,305	$50,533,389	22%	26%
INDUSTRY GROUPS (1)
Communications, Media & Technology	$12,199,797	$9,801,349	24%	28%
Financial Services	11,810,582	9,932,523	19	24
Health & Public Service	11,226,464	9,498,234	18	20
Products	18,275,419	14,438,537	27	32
Resources	8,082,043	6,862,746	18	22
Total Revenues	$61,594,305	$50,533,389	22%	26%
TYPE OF WORK
Consulting	$34,075,856	$27,337,699	25%	29%
Outsourcing	27,518,449	23,195,690	19	22
Total Revenues	$61,594,305	$50,533,389	22%	26%

(1)Effective June 1, 2022, we revised the reporting of our industry groups for the movement of Aerospace & Defense from Communications, Media & Technology to Products. Prior period amounts have been reclassified to conform with the current period presentation.

Accenture plc
Operating Income by Geographic Market
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	August 31, 2022		August 31, 2021
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
North America	$1,261,735	17%	$1,118,578	18%	$143,157
Europe	467,316	10	496,241	12	(28,925)
Growth Markets	539,138	17	343,870	13	195,268
Total Operating Income	$2,268,189	14.7%	$1,958,689	14.6%	$309,500

	Year Ended
	August 31, 2022		August 31, 2021
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase
North America	$4,976,890	17%	$3,907,883	16%	$1,069,007
Europe	2,437,313	12	2,236,462	13	200,851
Growth Markets	1,952,978	16	1,477,184	15	475,794
Total Operating Income	$9,367,181	15.2%	$7,621,529	15.1%	$1,745,652

Accenture plc
Reconciliation of Net Income and Diluted Earnings Per Share, as Reported (GAAP), to Net Income and Diluted Earnings Per Share, as Adjusted (Non-GAAP)
(In thousands of U.S. dollars, except per share amounts)
(Unaudited)

	Year Ended
	August 31, 2022	August 31, 2021
	As Reported (GAAP)	As Reported (GAAP)	Investment Gains (1)	Adjusted (Non-GAAP)
Income before income taxes	$9,196,167	$7,761,116	$(271,009)	$7,490,107
Income tax expense	2,207,207	1,770,571	(41,440)	1,729,131
Net income	$6,988,960	$5,990,545	$(229,569)	$5,760,976
Effective tax rate	24.0%	22.8%		23.1%
Diluted earnings per share	$10.71	$9.16	$(0.36)	$8.80

(1) Represents gains related to our investment in Duck Creek Technologies.

Accenture plc
Consolidated Balance Sheets
(In thousands of U.S. dollars)

	August 31, 2022	August 31, 2021
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,889,833	$8,168,174
Short-term investments	3,973	4,294
Receivables and contract assets	11,776,775	9,728,212
Other current assets	1,940,290	1,765,831
Total current assets	21,610,871	19,666,511
NON-CURRENT ASSETS:
Contract assets	46,844	38,334
Investments	317,972	329,526
Property and equipment, net	1,659,140	1,639,105
Lease assets	3,018,535	3,182,519
Goodwill	13,133,293	11,125,861
Other non-current assets	7,476,735	7,193,987
Total non-current assets	25,652,519	23,509,332
TOTAL ASSETS	$47,263,390	$43,175,843
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and bank borrowings	$9,175	$12,080
Accounts payable	2,559,485	2,274,057
Deferred revenues	4,478,048	4,229,177
Accrued payroll and related benefits	7,611,794	6,747,853
Lease liabilities	707,598	744,164
Other accrued liabilities	2,157,396	1,701,536
Total current liabilities	17,523,496	15,708,867
NON-CURRENT LIABILITIES:
Long-term debt	45,893	53,473
Lease liabilities	2,563,090	2,696,917
Other non-current liabilities	4,383,823	4,619,472
Total non-current liabilities	6,992,806	7,369,862
Total Accenture plc shareholders’ equity	22,106,540	19,529,454
Noncontrolling interest	640,548	567,660
Total Shareholders' Equity	22,747,088	20,097,114
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$47,263,390	$43,175,843

Accenture plc
Consolidated Cash Flows Statements
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended		Year Ended
	August 31, 2022	August 31, 2021	August 31, 2022	August 31, 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,692,385	$1,437,423	$6,988,960	$5,990,545
Depreciation, amortization and other	534,905	486,281	2,088,216	1,891,242
Share-based compensation expense	360,234	275,700	1,679,789	1,342,951
Change in assets and liabilities/other, net	1,202,586	237,028	(1,215,836)	(249,590)
Net cash provided by (used in) operating activities	3,790,110	2,436,432	9,541,129	8,975,148
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(177,051)	(236,295)	(717,998)	(580,132)
Purchases of businesses and investments, net of cash acquired	(1,235,164)	(2,626,711)	(3,447,552)	(4,171,123)
Proceeds from the sale of businesses and investments, net of cash transferred	440	3,725	(107,659)	413,553
Other investing, net	3,183	7,965	12,580	27,936
Net cash provided by (used in) investing activities	(1,408,592)	(2,851,316)	(4,260,629)	(4,309,766)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of ordinary shares	149,213	126,211	1,349,064	1,065,775
Purchases of shares	(605,487)	(914,648)	(4,116,378)	(3,703,124)
Cash dividends paid	(613,730)	(557,930)	(2,457,306)	(2,236,094)
Other financing, net	(31,408)	(21,418)	(86,406)	(52,894)
Net cash provided by (used in) financing activities	(1,101,412)	(1,367,785)	(5,311,026)	(4,926,337)
Effect of exchange rate changes on cash and cash equivalents	(93,841)	(58,537)	(247,815)	13,799
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,186,265	(1,841,206)	(278,341)	(247,156)
CASH AND CASH EQUIVALENTS, beginning of period	6,703,568	10,009,380	8,168,174	8,415,330
CASH AND CASH EQUIVALENTS, end of period	$7,889,833	$8,168,174	$7,889,833	$8,168,174